SKILLZ OUTPERFORMS FOURTH QUARTER AND
FULL YEAR 2020 FINANCIAL RESULTS

- Fourth Quarter Revenue of $68 million, Up 95% Year-over-Year
- Full Year Revenue of $230 million vs $225 million Guidance, Up 92% Year-over-Year
- Initiates Full Year 2021 Revenue Guidance of $366 Million

San Francisco, California – March 10, 2021 - Skillz Inc. (NYSE: SKLZ) (“Skillz” or the “Company”), the leading mobile games platform bringing fair competition to players worldwide, today announced financial results for the fourth quarter and full year ended December 31, 2020 and initiated full year 2021 revenue guidance.

“Our first quarter as a publicly traded company was our twentieth consecutive quarter of revenue growth,” said Andrew Paradise, CEO and founder. “We look forward to many more such quarters ahead.”
Fourth Quarter Financial Highlights

•Revenue grew to $68 million during the fourth quarter of 2020, 8% higher than expectations, and up 95% compared with $35 million during the comparable quarter in 2019.
•Gross profit grew 95% to $64 million during the fourth quarter of 2020, compared with $33 million during the comparable quarter in 2019.
•Gross margin was 95% during the fourth quarter of 2020, consistent with the comparable quarter in 2019.
•Net loss was $44 million during the fourth quarter of 2020, compared with a net loss of $9 million during the comparable quarter in 2019.
•Gross Marketplace Volume1 (“GMV”) grew 78% to $463 million during the fourth quarter of 2020, compared with $259 million during the comparable quarter in 2019.
Full Year Financial Highlights

•Revenue grew 92% to $230 million in 2020, compared with $120 million during 2019.
•Gross profit grew 91% to $218 million during 2020, compared with $114 million in 2019.
•Gross margin was 95% during 2020, the same as the year prior.
•Net loss was $122 million during 2020, compared with a net loss of $24 million during 2019.
•GMV grew 80% to $1.6 billion during 2020, compared with $886 million during 2019.
•As of December 31, 2020, the Company had $263 million of cash and no debt.
Recent Business Highlights

•Went public on the NYSE, providing greater access to capital and increasing the visibility and transparency of the platform for developers, users, and brands.
•Signed multi-year agreement with the NFL subsequent to the end of the quarter, underscoring the trusted relationship Skillz is building with leading brands.
1 “GMV” or “Gross Marketplace Volume” means the total entry fees paid by users for contests hosted on Skillz’s platform. Total entry fees include entry fees paid by end-users using cash deposits, prior cash winnings from end-users’ accounts that have not been withdrawn, and end-user incentives used to enter paid entry fee contests.

•Blackout Bingo became Skillz’s #1 game based on GMV, highlighting the ability of the platform to enable innovative developers to build successful businesses.
•Bolstered Skillz Board of Directors with the addition of film and television producer, Jerry Bruckheimer, and Chris Gaffney, co-founder of Great Hill Partners.
Financial Outlook

The Company is initiating 2021 revenue guidance of $366 million, which equates to 59% year-over-year growth.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Wednesday, March 10, 2021 at 5:00pm Eastern Time. The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/2977385 at which time registrants will receive dial-in information as well as a passcode and registrant ID. At the time of the call, participants will dial in using the numbers in the confirmation email and enter their passcode and ID, upon which they will enter the conference call.
Access to a live audio-webcast of the discussion in listen-only mode will be available through the “Investors” section of the Skillz website at www.skillz.com. A replay of the webcast will be archived on the Company’s website.
About Skillz Inc.
Skillz (NYSE: SKLZ) is the leading mobile games platform that connects players around the world in fair, fun, and meaningful competition. The Skillz platform helps developers build multi-million dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of casual esports tournaments for millions of mobile players worldwide, and distributes millions in prizes each month. Skillz has earned recognition as one of Fast Company’s Most Innovative Companies, CNBC’s Disruptor 50, Forbes’ Next Billion-Dollar Startups, and the #1 fastest-growing company in America on the Inc. 5000. www.skillz.com
Use of Non-GAAP Financial Measure
In this press release, the Company includes Adjusted EBITDA which is a non-GAAP performance measure that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measure contained in this press release to the most directly comparable measures under GAAP. The Company’s management believes Adjusted EBITDA is useful in evaluating its operating performance and is a similar measure reported by publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. By providing this non-GAAP measure, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

The Company defines and calculates Adjusted EBITDA as net loss before interest, other non-operating expense or income, provision for income taxes, and depreciation and amortization, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities (including derivatives) associated with debt and equity transactions and impairment charges as they are not indicative of business operations.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the ability of Skillz to: realize the benefits expected from the business combination; effectively compete in the global entertainment and gaming industries; attract and retain successful relationships with the third party developers that develop and update all of the games hosted on Skillz’s platform; comply with laws and regulations applicable to its business; and as well as other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under “Risk Factors” therein, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Contacts:
Investors: ir@skillz.com
Media: skillz@methodcommunications.com

Source: Skillz Inc.

Skillz Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
Revenue	$67,723	$34,746	$230,115	$119,872
Costs and expenses
Cost of revenue	3,475	1,878	12,281	5,713
Research and development	9,972	3,438	23,225	11,241
Sales and marketing	79,560	33,428	251,941	111,370
General and administrative	17,953	4,385	42,289	16,376
Total costs and expenses	110,960	43,129	329,736	144,700
Loss from operations	(43,237)	(8,383)	(99,621)	(24,828)
Interest expense, net	(28)	(370)	(1,325)	(2,497)
Other income (expense), net	(651)	67	(21,400)	3,720
Loss before income taxes	(43,916)	(8,686)	(122,346)	(23,605)
Provision for income taxes	15	—	115	—
Net loss	$(43,931)	$(8,686)	$(122,461)	$(23,605)
Net loss per share attributable to common stockholders – basic and diluted	$(0.14)	$(0.07)	$(0.42)	$(0.09)
Weighted average common shares outstanding – basic and diluted	311,259,678	120,926,970	294,549,146	261,228,108

Skillz Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$262,728	$25,628
Prepaid expenses and other current assets	10,491	9,464
Total current assets	273,219	35,092
Property and equipment, net	5,292	3,648
Other long-term assets	3,910	116
Total assets	$282,421	$38,856
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,039	$2,944
Accrued professional fees	5,699	—
Other current liabilities	19,618	7,537
Total current liabilities	47,356	10,481
Long-term debt, non-current	—	9,628
Other long-term liabilities	46	82
Total liabilities	47,402	20,191
Commitments and contingencies
Stockholders’ equity:
Preferred stock $0.0001 par value; 10 million shares authorized — 0 issued and outstanding as of December 31, 2020 and 2019	—	—
Common stock $0.0001 par value; 625 million shares authorized; Class A common stock – 500 million shares authorized; 292 million and 99 million shares issued and outstanding as of December 31, 2020 and 2019, respectively; Class B common stock – 125 million shares authorized; 78 million and 51 million shares issued and outstanding as of December 31, 2020 and 2019, respectively	37	29
Additional paid-in capital	450,248	108,892
Accumulated deficit	(215,266)	(90,256)
Total stockholders’ equity	235,019	18,665
Total liabilities and stockholders’ equity	$282,421	$38,856

Skillz Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31,
	2020	2019
Operating Activities
Net loss	$(122,461)	$(23,605)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,609	711
Stock-based compensation	23,757	1,237
Accretion of unamortized discount and amortization of issuance costs	558	2,139
Fair value adjustment of derivatives	21,463	(3,649)
Impairment charges	3,573	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(7,505)	(4,307)
Accounts payable	10,729	(54)
Other liabilities	12,045	5,591
Net cash used in operating activities	(56,232)	(21,937)
Investing Activities
Purchases of property and equipment, including internal-use software	(3,246)	(3,223)
Net cash used in investing activities	(3,246)	(3,223)
Financing Activities
Borrowings under debt agreements, net of issuance costs	–	9,563
Payments for issuance costs	(201)	—
Payments under debt agreements	(10,000)	(3,500)
Net Business Combination and Private Placement Financing	246,484	—
Payments made towards offering costs	(1,993)	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	76,617	24,908
Proceeds from exercise of stock options and issuance of common stock	1,243	197
Proceeds from exercise of common stock warrants	379	—
Proceeds from exercise of preferred stock warrants	3	—
Taxes paid related to net share settlement of equity awards	(13,404)	—
Payments made to repurchase common stock	(1,339)	—
Payments for redemption of preferred stock	(1,211)	—
Net cash provided by financing activities	296,578	31,168
Net change in cash, cash equivalents and restricted cash	237,100	6,008
Cash, cash equivalents and restricted cash – beginning of year	28,548	22,540
Cash, cash equivalents and restricted cash – end of year	$265,648	$28,548
Supplemental cash flow data:
Cash paid during the period for:
Interest	$815	$269
Noncash investing and financing activities:
Carrying value of long-term debt and accrued interest converted to redeemable convertible preferred stock	$—	$14,852
Deferred offering costs in accounts payable and accrued liabilities	$14,065	$—
Payment of promissory notes through surrender of shares	$18,673	$—

Skillz Inc.
Reconciliation of GAAP Net loss to Adjusted EBITDA
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net loss	$(43,931)	$(8,686)	$(122,461)	$(23,605)
Interest expense, net	28	370	1,325	2,497
Stock-based compensation	14,192	268	23,757	1,237
Provision for income taxes	15	—	115	—
Depreciation and amortization	517	269	1,609	711
Other non-operating costs (income)(1)(2)	651	(67)	21,400	(3,648)
Impairment charge(3)	—	—	3,395	—
One-time transaction related expenses(4)	4,747	—	4,747	—
Adjusted EBITDA	$(23,781)	$(7,846)	$(66,113)	$(22,808)

(1) For 2020, other non-operating costs (income) is primarily attributed to a $20.8 million adjustment to the fair value of the redeemable convertible Series E preferred stock forward contract liability.

(2) For 2019, other non-operating costs (income) include a $3.6 million remeasurement gain for the bifurcated derivative liability related to the Company’s 2018 Convertible Promissory Notes.

(3) This represents an impairment charge of a lease deposit and prepayment in connection with a lease agreement related to our new corporate facilities in San Francisco.

(4) For 2020, amounts represent one-time transaction expenses related to the Business Combination.

Skillz Inc.
Supplemental Financial Information
(UNAUDITED)
(in millions, except ARPU and ARPPU)

	Three months ended December 31,		Year Ended December, 31
	2020	2019	2020	2019
Monthly active users (“MAUs”)(1)	2.4	2.0	2.6	1.6
Average revenue per user (“ARPU”)(2)	$9.42	$5.86	$7.49	$6.30
Paying monthly active users (“pMAUs”)(3)	0.391	0.177	0.324	0.161
Average revenue per paying user (“ARPPU”)(4)	$58	$66	$58	$62
Gross marketplace volume (“GMV”)(5)	$463	$259	$1,592	$886

(1) “Monthly Active Users” or “MAUs” means the number of end-users who entered into a paid or free contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(2) “Paying Monthly Active Users” or “pMAUs” means the number of end-users who entered into a paid contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(3) “Average Revenue Per Monthly Active User” or “ARPU” means the average revenue in a given month divided by MAUs in that month, averaged over the period.

(4) “Average Revenue Per Paying Monthly Active User” or “ARPPU” means the average revenue in a given month divided by Paying MAUs in that month, averaged over the period.

(5) “GMV” or “Gross Marketplace Volume” means the total entry fees paid by users for contests hosted on Skillz’s platform. Total entry fees include entry fees paid by end-users using cash deposits, prior cash winnings from end-users’ accounts that have not been withdrawn, and end-user incentives used to enter paid entry fee contests.